                                                                      EXHIBIT 5
             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


PairGain Technologies, Inc.                 July 19, 1996
14402 Franklin Avenue
Tustin, California 92780

                  Re:      Registration Statement for Offering of
                           200,000 Shares of Common Stock

Ladies and Gentlemen:

                  We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 200,000 shares of the Common Stock of PairGain Technologies, Inc. (the "Company") under the Company's 1996 Non-Employee Directors Stock Option Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /S/ Brobeck, Phleger & Harrison LLP


                                            BROBECK, PHLEGER & HARRISON LLP